EXHIBIT 99

McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
SUPPLEMENTARY FINANCIAL INFORMATION
PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

Year Ended
December 31,
2004
(Unaudited)
(In thousands)
ARTICLE 29

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER INVESTEES AT EQUITY
Head Office (Parent Company)	$(134,650)
Subsidiaries and Affiliates	—
Eliminations/Other	143,623

McDERMOTT INTERNATIONAL, INC.	$8,973

RULE #25C — PARENT-COMPANY ACCOUNTS AND NOTES PAYABLE TO SUBSIDIARIES

Head Office (Parent Company)	$240,611
Eliminations/Other	(240,611)

McDERMOTT INTERNATIONAL, INC.	$—

ARTICLE 30

(c) — OPERATING EXPENSES BY SEGMENT
Marine Construction Services	$1,316,284
Government Operations	478,409
Eliminations	891

McDERMOTT INTERNATIONAL, INC.	$1,795,584

RULE #40 - OPERATING REVENUES

Head Office (Parent Company)	$—
Subsidiaries and Affiliates	1,923,019
Eliminations/Other	—

McDERMOTT INTERNATIONAL, INC.	$1,923,019

17

Continued

Year Ended
December 31,
2004
(Unaudited)
(In thousands)
ARTICLE 30 — Continued

RULE #41 - OPERATING EXPENSES
Head Office (Parent Company)	$(13,371)
Subsidiaries and Affiliates	1,826,083

McDERMOTT INTERNATIONAL, INC.	$1,812,712

RULE #43 - DIVIDENDS RECEIVED
Head Office (Parent Company) from Subsidiaries and Affiliates	$5,700
Subsidiaries and Affiliates from Other Corporations	42,755
Eliminations/Other	(5,700)

McDERMOTT INTERNATIONAL, INC.	$42,755

RULE #44 - INTEREST INCOME
Head Office (Parent Company):
from Subsidiaries and Affiliates	$1
from Other Corporations	509
Subsidiaries and Affiliates from Other Corporations	5,065
Eliminations	(1)

McDERMOTT INTERNATIONAL, INC.	$5,574

RULE #46 - OTHER MISCELLANEOUS REVENUES
Currency Exchange	$(3,374)
Income tax refunds	1,360
Other Items — Net	235

McDERMOTT INTERNATIONAL, INC.	$(1,779)

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY
Balance at December 31, 2003	$12,924
Equity Income	35,617
Dividends Received	(42,755)
Other Changes	3,187

Balance at December 31, 2004	$8,973

18